Back to Form 8-K
Exhibit 99.1

CONTACTS:
Investor relations:                                                                                                                                                                                                                                  Media relations:
Gregg Haddad                                                                                                                                                                                                                                          Amy Knapp
813-865-1284                                                                                                                                                                                                                                             813-290-6208
gregg.haddad@wellcare.com                                                                                                                                                                                                                amy.knapp@wellcare.com

WELLCARE REPORTS THIRD QUARTER 2009 RESULTS

Tampa, Florida (November 4, 2009) — WellCare Health Plans, Inc. (NYSE: WCG) today reported results for the third quarter and nine months ended September 30, 2009.  As determined under generally accepted accounting principles (“GAAP”), the Company reported net income of $28.7 million, or $0.68 per diluted share, for the third quarter 2009, compared with a net loss of $18.2 million, or $0.44 per diluted share, for the third quarter 2008.  Adjusted net income for the third quarter 2009 was $34.7 million, or $0.82 per adjusted diluted earnings per share, as compared with $48.4 million, or $1.15, for the third quarter 2008.

Adjusted net income for the third quarter 2009 was unfavorable to the third quarter 2008 principally due to the performance of Medicare Prescription Drug Plans (“PDPs”), the increase in the Medicaid segment medical benefits ratio (“MBR”) due primarily to premium rate changes below medical cost trend as well as the addition of the Hawaii program, and the decrease in investment and other income.  Partially offsetting these unfavorable results were the growth in membership and premium revenue in the Company’s Medicare Advantage and Medicaid plans, and decreased selling, general, and administrative (“SG&A”) expense resulting mainly from lower sales and marketing costs.

“Our investments in infrastructure are strengthening service to our members, providers, and government clients,” said Heath Schiesser, WellCare’s president and chief executive officer.  “Nevertheless, our financial outlook for 2010 remains challenging, as we face declining membership in our Medicare segment and continue substantial investments to improve our capabilities and cost structure.”

Operating results described in this news release are adjusted to exclude certain medical benefits and SG&A expenses for investigation-related matters that management believes are not indicative of longer-term business operations.  Management believes adjusted amounts provide useful information for investors.  Where applicable, adjusted results are reconciled to the most directly comparable results determined under GAAP.  In addition, please also refer to the schedules in this news release that provide supplemental information reconciling historical results determined under GAAP to historical adjusted results.

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WCG Reports Third Quarter 2009 Results

November 4, 2009

Highlights of Operations for the Third Quarter
Membership as of September 30, 2009, decreased to 2.3 million compared with 2.5 million members as of September 30, 2008.  Medicaid segment membership increased 2% year-over-year to 1.3 million, driven by growth in several markets and the addition of the Hawaii aged blind, and disabled (“ABD”) program earlier this year.  Medicare Advantage membership of 240,000 on September 30, 2009, was unchanged from the prior year.  Medicare stand-alone PDP membership decreased 22% year-over-year.

Premium revenue for the third quarter 2009 increased 2% year-over-year to $1.7 billion.  The growth is attributable to increased Medicare Advantage and Medicaid plan premium revenue, offset in part by a decrease in Medicare PDP premium revenue.

Investment and other income was less than $2 million in the third quarter 2009, a decrease of 80% year-over-year, primarily due to reduced market interest rates and, to a lesser extent, lower average investment and cash balances.

Medical benefits expense of $1.4 billion increased 5% from adjusted medical benefits expense in the third quarter of 2008.  The medical benefits ratio was 85.2% in the third quarter 2009, compared with an adjusted 82.9% in 2008.  The 230 basis point increase in the MBR was driven by the performance of the Medicaid segment and Medicare Advantage private fee-for-service plans.

Adjusted SG&A expense was $186 million, or 11.1% of total revenues, compared with $206 million, or 12.6% of total revenues, for the same period last year.  The decrease in expense resulted principally from lower sales and marketing costs, as well as improved operating efficiencies.

Cash Flow and Financial Condition Highlights
Net cash provided by operating activities as determined under GAAP was $70 million and $170 million for the nine month periods ended September 30, 2009 and 2008, respectively.  Net cash provided by operating activities, modified for the timing of receipts from and payments to the Company’s government clients, was $142 million for the nine month period ended September 30, 2009, a decrease from $221 million for the same period in 2008.  Please refer to the supplemental information in this news release for a reconciliation of net cash provided by operations, modified for the timing of receipts from and payments to the Company’s government clients, to net cash provided by operations as determined under GAAP.

As of September 30, 2009, unregulated cash and short-term investments were approximately $93 million.

Days in claims payable were 56 days as of September 30, 2009, compared with 52 days as of June 30, 2009.  Adjusted days in claims payable were 52 days as of September 30, 2008.  Please refer to the supplemental information in this news release for a reconciliation of September 30, 2008, days in claims payable to adjusted days in claims payable.

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WCG Reports Third Quarter 2009 Results

November 4, 2009

Financial Outlook
The Company is updating its financial outlook for the year ended December 31, 2009.
▪	Adjusted net income per share is anticipated to be between $2.90 and $2.95.
▪	Premium revenue is expected to be between $6.80 and $6.85 billion.
▪	The Medicaid segment MBR is anticipated to be higher in 2009 than the 2008 adjusted MBR, primarily as a result of rate changes below medical cost trend.
▪	The Medicare segment MBR also is expected to increase in 2009 from the 2008 adjusted MBR, driven by higher MBRs for Medicare Advantage private fee-for-service plans and Medicare PDPs.
▪	The adjusted administrative expense ratio is expected to decrease year-over-year.
▪	Investment and other income is expected to be significantly below 2008.

Webcast
A discussion of WellCare’s third quarter 2009 results will be webcast live on Wednesday, November 4, 2009, beginning at 8:30 a.m. Eastern Time.  A replay will be available beginning approximately one hour following the conclusion of the live broadcast.  The webcast is available via the Company’s web site at www.wellcare.com and at www.earnings.com.

About WellCare Health Plans, Inc.
WellCare Health Plans, Inc. provides managed care services exclusively for government-sponsored health care programs, focusing on Medicaid and Medicare.  Headquartered in Tampa, Florida, WellCare offers a variety of health plans for families, children, and the aged, blind, and disabled, as well as prescription drug plans.  The Company served approximately 2.3 million members nationwide as of September 30, 2009.  For more information about WellCare, please visit the Company’s website at www.wellcare.com.

Cautionary Statement Regarding Forward-Looking Statements
This news release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995.  Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions are forward-looking statements.  Forward-looking statements involve known and unknown risks and uncertainties that may cause WellCare’s actual future results to differ materially from those projected or contemplated in the forward-looking statements.  These risks and uncertainties include, but are not limited to, WellCare’s current projected financial outlook for 2009 and progress toward key initiatives such as increased reliability of the Company’s data and reporting and the management of costs.

Additional information concerning these and other important risks and uncertainties can be found under the captions “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s 2008 Annual Report on Form 10-K, as amended, Form 10-Q for the period ended June 30, 2009, and other filings made with the U.S. Securities and Exchange Commission, which contain discussions of WellCare’s business and the various factors that may affect it.  WellCare undertakes no duty to update these forward-looking statements to reflect any future events, developments, or otherwise.

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WCG Reports Third Quarter 2009 Results

November 4, 2009

WELLCARE HEALTH PLANS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenues:
Premium	$1,666,031	$1,629,306	$5,245,809	$4,886,699
Investment and other income	1,614	8,126	8,375	33,072
Total revenues	1,667,645	1,637,432	5,254,184	4,919,771

Expenses:
Medical benefits	1,420,193	1,443,742	4,477,210	4,218,254
Selling, general and administrative	195,303	228,811	681,730	690,330
Depreciation and amortization	5,851	5,385	17,547	15,763
Interest	366	2,962	3,845	9,170
Total expenses	1,621,713	1,680,900	5,180,332	4,933,517

Income (loss) before income taxes	45,932	(43,468)	73,852	(13,746)
Income tax expense (benefit)	17,272	(25,299)	45,120	(8,002)
Net income (loss)	$28,660	$(18,169)	$28,732	$(5,744)

Net income (loss) per common share:
Basic	$0.68	$(0.44)	$0.69	$(0.14)
Diluted	$0.68	$(0.44)	$0.68	$(0.14)

Weighted average common shares outstanding:
Basic	41,849,749	41,538,055	41,771,713	41,321,526
Diluted	42,280,035	41,538,055	42,007,302	41,321,526

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WCG Reports Third Quarter 2009 Results

November 4, 2009

WELLCARE HEALTH PLANS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except share data)

	Sept. 30, 2009	Dec. 31, 2008
ASSETS
Current Assets:
Cash and cash equivalents	$1,171,218	$1,181,922
Investments	59,356	70,112
Premium and other receivables, net	205,414	215,525
Other receivables from government partners, net	40,898	825
Funds receivable for the benefit of members	86,883	86,542
Prepaid expenses and other current assets, net	114,189	129,490
Deferred income taxes	15,596	20,154
Total current assets	1,693,554	1,704,570
Property, equipment and capitalized software, net	60,098	66,588
Goodwill	111,131	111,131
Other intangible assets, net	13,344	14,493
Long term investments	53,301	54,972
Restricted investments	131,321	199,339
Deferred tax asset	21,105	23,263
Other assets	20,939	29,105
Total Assets	$2,104,793	$2,203,461

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Medical benefits payable	$857,887	$766,179
Unearned premiums	20,708	81,197
Accounts payable	7,157	5,138
Other accrued expenses and liabilities	221,856	288,340
Current portion of amounts accrued related to investigation resolution	34,767	50,000
Other payables to government partners	26,497	8,100
Taxes payable	6,737	12,187
Debt	–	152,741
Other current liabilities	869	674
Total current liabilities	1,176,478	1,364,556
Amounts accrued related to investigation resolution	45,482	–
Other liabilities	23,879	33,076
Total liabilities	1,245,839	1,397,632
Commitments and contingencies	–	–
Stockholders’ Equity:
Preferred stock, $0.01 par value (20,000,000 authorized, no shares issued or outstanding)	–	–
Common stock, $0.01 par value (100,000,000 authorized, 42,336,016 and 42,261,345 shares issued and outstanding at September 30, 2009 and December 31, 2008, respectively)	423	423
Paid-in capital	413,214	390,526
Retained earnings	447,373	418,641
Accumulated other comprehensive loss	(2,056)	(3,761)
Total stockholders’ equity	858,954	805,829
Total Liabilities and Stockholders’ Equity	$2,104,793	$2,203,461

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WCG Reports Third Quarter 2009 Results

November 4, 2009

WELLCARE HEALTH PLANS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Nine Months Ended September 30,
	2009	2008
Cash from (used in) operating activities:
Net income (loss)	$28,732	$(5,744)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	17,547	15,764
Equity-based compensation expense	29,776	28,309
Incremental tax benefit from stock-based compensation	–	(2,162)
Deferred taxes, net	197	(4,095)
Changes in operating accounts:
Premium and other receivables, net	10,111	73,073
Other receivables from government partners, net	(40,073)	(3,361)
Prepaid expenses and other, net	15,301	(12,102)
Medical benefits payable	91,708	231,430
Unearned premiums	(60,489)	(19,325)
Accounts payable	2,019	922
Other accrued expenses	(66,484)	15,641
Other payables to government partners	18,397	(100,984)
Amounts accrued related to investigation resolution	30,249	–
Taxes, net	(5,450)	(10,583)
Other, net	(1,999)	(36,774)
Net cash provided by operating activities	69,542	170,009
Cash from (used in) investing activities:
Purchases of investments	(19,295)	(157,947)
Proceeds from sales and maturities of investments	34,012	273,156
Purchases of restricted investments	(64,039)	(119,572)
Proceeds from maturities of restricted investments	131,707	8,945
Additions to property, equipment and capitalized software, net	(9,908)	(13,412)
Net cash provided by (used in) investing activities	72,477	(8,830)
Cash from (used in) financing activities:
Proceeds from option exercises and other	418	1,039
Purchase of treasury stock	–	(2,400)
Incremental tax benefit received from stock-based compensation	–	2,162
Payments on debt	(152,800)	(1,200)
Funds received for the benefits of members, net of disbursements	(341)	7,094
Net cash (used in) provided by financing activities	(152,723)	6,695
Cash and cash equivalents:
(Decrease) increase during the period	(10,704)	167,874
Balance at beginning of year	1,181,922	1,008,409
Balance at end of period	$1,171,218	$1,176,283

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for taxes	$58,489	$44,223
Cash paid for interest	$2,642	$8,001

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WCG Reports Third Quarter 2009 Results

November 4, 2009

WELLCARE HEALTH PLANS, INC.
MEMBERSHIP STATISTICS

	As of September 30,
	2009	2008
Membership by Program
Medicaid Membership
TANF	1,072,000	1,031,000
S-CHIP	158,000	180,000
SSI and ABD	78,000	64,000
FHP	14,000	26,000
Total Medicaid Membership	1,322,000	1,301,000

Medicare Membership
Medicare Advantage	240,000	240,000
Prescription Drug Plan (stand-alone)	768,000	989,000
Total Medicare Membership	1,008,000	1,229,000
Total Membership	2,330,000	2,530,000

Medicaid Membership by State
Florida	412,000	484,000
Georgia	527,000	463,000
Other states	383,000	354,000
Total Medicaid Membership	1,322,000	1,301,000

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WCG Reports Third Quarter 2009 Results

November 4, 2009

WELLCARE HEALTH PLANS, INC.
UNAUDITED SEGMENT AND LINE OF BUSINESS INFORMATION
(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Premium revenue:
Medicaid:
Florida	$210,272	$247,441	$700,830	$734,430
Georgia	345,640	311,915	999,487	906,778
Other states	258,199	211,679	736,731	611,474
Total Medicaid	814,111	771,035	2,437,048	2,252,682

Medicare:
Medicare Advantage plans	660,009	632,593	2,142,921	1,794,441
Prescription Drug plans	191,911	225,678	665,840	839,576
Total Medicare	851,920	858,271	2,808,761	2,634,017
Total premium revenue	$1,666,031	$1,629,306	$5,245,809	$4,886,699

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WCG Reports Third Quarter 2009 Results

November 4, 2009

WELLCARE HEALTH PLANS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

Reconciliation of GAAP Statements of Operations to Adjusted Statements of Operations
(Dollars in thousands except per share data)

The Company reports adjusted operating results on a non-GAAP basis to exclude certain expenses that management believes are not indicative of future business trends and operations.  Management believes these adjusted amounts provide additional, useful information for investors.  Following are statements of operations and related measures for the three months and nine months ended September 30, 2009 and 2008, as determined under GAAP, reconciled to the adjusted statements of operations and related measures for each of the same periods.

	Three Months Ended September 30, 2009				Three Months Ended September 30, 2008
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Revenues:
Premium	$1,666,031	$–		$1,666,031	$1,629,306	$–		$1,629,306
Investment and other income	1,614	–		1,614	8,126	–		8,126
Total revenues	1,667,645	–		1,667,645	1,637,432	–		1,637,432

Expenses:
Medical benefits	1,420,193	–		1,420,193	1,443,742	(92,900)	(a)	1,350,842
Selling, general, and administrative	195,303	(9,463	) (b) (c)	185,840	228,811	(22,344)	(b)	206,467
Depreciation and amortization	5,851	–		5,851	5,385	–		5,385
Interest	366	–		366	2,962	–		2,962
Total expenses	1,621,713	(9,463)		1,612,250	1,680,900	(115,244)		1,565,656

Income before income taxes	45,932	9,463		55,395	(43,468)	115,244		71,776
Income tax expense	17,272	3,414		20,686	(25,299)	48,633		23,334
Net income	$28,660	$6,049		$34,709	$(18,169)	$66,611		$48,442

Weighted average shares outstanding:
Basic	41,849,749	–		41,849,749	41,538,055	–		41,538,055
Diluted	42,280,035	–		42,280,035	41,538,055	648,091		42,186,146

Net income per share:
Basic	$0.68	$0.15		$0.83	$(0.44)	$1.61		$1.17
Diluted	$0.68	$0.14		$0.82	$(0.44)	$1.59		$1.15

Medical benefits ratio:
Medicaid	87.2%			87.2%	89.1%	(5.1%)	(a)	84.0%
Medicare	83.3%			83.3%	88.2%	(6.2%)	(a)	82.0%
Aggregate	85.2%			85.2%	88.6%	(5.7%)	(a)	82.9%
Administrative expense ratio	11.7%	(0.6%)	(b)	11.1%	14.0%	(1.4%)	(b)	12.6%
Days in claims payable	56 days			56 days	49 days	3 days	(a)	52 days

(a)
Medical benefits expense and days in claims payable:  Medical benefits expense for the three months ended September 30, 2008, was affected unfavorably by approximately $92.9 million before income taxes as a result of the Company’s ability to review substantially complete claims information that became available between the date of the original actuarially determined estimate and the filing date of the annual report on Form 10-K for the year ended December 31, 2007 (the “2007 10-K”).  Had WellCare filed its 2007 10-K timely and not been able to observe substantially complete claims information, medical benefits expense for the three months ended September 30, 2008, would have decreased by $92.9 million.  The adjustment also results in three additional days in claims payable as of that date.  Therefore, adjusted days in claims payable is 52 days as of September 30, 2008.

(b)
Investigation-related legal, accounting, employee retention, and other costs:  Administrative expenses associated with the government and Company investigations amounted to approximately $9.0 million and $22.3 million before income taxes, respectively, in the quarters ended September 30, 2009 and 2008.

(c)
Liability for investigation resolution:  Based on the status of the government investigations, the Company recorded an expense of $0.5 million before and after income taxes in the quarter ended September 30, 2009.

Premium taxes were $26.8 million and $23.0 million, respectively, for the three month periods ended September 30, 2009 and 2008.

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WCG Reports Third Quarter 2009 Results

November 4, 2009

WELLCARE HEALTH PLANS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION (Continued)

Reconciliation of GAAP Statements of Operations to Adjusted Statements of Operations
(Dollars in thousands except per share data)

	Nine Months Ended September 30, 2009				Nine Months Ended September 30, 2008
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Revenues:
Premium	$5,245,809	$–		$5,245,809	$4,886,699	$–		$4,886,699
Investment and other income	8,375	–		8,375	33,072	–		33,072
Total revenues	5,254,184	–		5,254,184	4,919,771	–		4,919,771

Expenses:
Medical benefits	4,477,210	–		4,477,210	4,218,254	(92,900)	(a)	4,125,354
Selling, general, and administrative	681,730	(93,146	) (b) (c)	588,584	690,330	(86,257)	(b)	604,073
Depreciation and amortization	17,547	–		17,547	15,763	–		15,763
Interest	3,845	–		3,845	9,170	–		9,170
Total expenses	5,180,332	(93,146)		5,087,186	4,933,517	(179,157)		4,754,360

Income before income taxes	73,852	93,146		166,998	(13,746)	179,157		165,411
Income tax expense	45,120	15,120		60,240	(8,002)	67,959		59,957
Net income	$28,732	$78,026		$106,758	$(5,744)	$111,198		$105,454

Weighted average shares outstanding:
Basic	41,771,713	–		41,771,713	41,321,526	–		41,321,526
Diluted	42,007,302	–		42,007,303	41,321,526	775,443		42,096,969

Net income per share:
Basic	$0.69	$1.87		$2.56	$(0.14)	$2.69		$2.55
Diluted	$0.68	$1.86		$2.54	$(0.14)	$2.65		$2.51

Medical benefits ratio:
Medicaid	85.8%			85.8%	85.2%	(1.7%)	(a)	83.5%
Medicare	84.9%			84.9%	87.3%	(2.1%)	(a)	85.2%
Aggregate	85.3%			85.3%	86.3%	(1.9%)	(a)	84.4%

Administrative expense ratio	13.0%	(1.8	%) (b) (c)	11.2%	14.0%	(1.7%)	(b)	12.3%
Days in claims payable	56 days			56 days	49 days	3 days	(a)	52 days

(a)
Medical benefits expense and days in claims payable:  Medical benefits expense for the nine months ended September 30, 2008, was affected unfavorably by approximately $92.9 million before income taxes as a result of the Company’s ability to review substantially complete claims information that became available between the date of the original actuarially determined estimate and the filing date of the 2007 10-K.  Had WellCare filed its 2007 10-K timely and not been able to observe substantially complete claims information, medical benefits expense for the three months ended September 30, 2008, would have decreased by $92.9 million.  The adjustment also results in three additional days in claims payable as of that date.  Therefore, adjusted days in claims payable is 52 days as of September 30, 2008.

(b)
Investigation-related legal, accounting, employee retention, and other costs:  Administrative expenses associated with the government and Company investigations amounted to approximately $32.9 million and $85.4 million before income taxes, respectively, in the nine month periods ended September 30, 2009 and 2008.

(c)
Liability for investigation resolution:  Based on the status of the government investigations, the Company recorded an expense of $60.2 million before and after income taxes in the nine month period ended September 30, 2009.

Premium taxes were $80.1 million and $68.1 million, respectively, for the nine month periods ended September 30, 2009 and 2008.

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WCG Reports Third Quarter 2009 Results

November 4, 2009

WELLCARE HEALTH PLANS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

Reconciliation of GAAP Net Cash Provided By Operating Activities
To Net Cash Provided By Operating Activities Modified
for the Timing of Receipts from and Payments to Government Clients
(Dollars in thousands)

The Company reports cash provided by operating activities on a non-GAAP basis to exclude the changes in unearned premiums, premiums and other receivables, and other receivables to and payables from government partners.  The Company believes that excluding changes in unearned premiums, premiums and other receivables, and other receivables to and payables from government partners is useful measure of cash flow, as these changes are a function of the timing of cash receipts from and payments to federal and state agencies at the end of a period.

	Nine Months Ended September 30,
	2009	2008
Net cash provided by operating activities, as reported under GAAP	$69,542	$170,009
Modifications to eliminate changes in:
Premium and other receivables, net	(10,111)	(73,073)
Other receivables from government partners	40,073	3,361
Unearned premiums	60,489	19,325
Other payables to government partners	(18,397)	100,984
Net cash provided by operating activities, modified for the timing of receipts from and payments to government clients	$141,596	$220,606

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